Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-25877, 333-30371, 333-67684, 333-133098, 333-134558, 333-143698, 333-143699, and 333-159704) and on Form S-3 (No. 333-126670) of our reports dated March 25, 2011, relating to the financial statements and financial statement schedule of Collective Brands, Inc. and subsidiaries and the effectiveness of Collective Brands, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Collective Brands, Inc. for the fiscal year ended January 29, 2011.

/s/ DELOITTE & TOUCHE LLP Kansas City, Missouri
March 25, 2011